Exhibit 10.12

EXECUTION COPY

SUBSIDIARY GUARANTY AGREEMENT

dated as of July 30, 2007

among

VITA LICENSING, INC.,

ORTHOVITA INTERNATIONAL SERVICES, INC.,

PARTISYN CORP.,

VITA SPECIAL PURPOSE CORP.,

as Guarantors

and

LB I GROUP INC.,

as Collateral Agent

i

ii

Schedule 2.03	Schedule of Required Consents and Governmental Approvals

Exhibit A	Form of Guaranty Supplement

iii

SUBSIDIARY GUARANTY AGREEMENT

Dated as of July 30, 2007

In consideration of (i) the execution and delivery of the Senior Secured Note and Warrant Purchase Agreement, dated as of July 30, 2007 (the “Note Purchase Agreement”), by and among Orthovita, Inc., a Pennsylvania corporation (the “Company”), the financial institutions and other institutional lenders listed on the signature pages thereof (the “Purchasers”), and LB I Group Inc., a Delaware corporation, as Collateral Agent and (ii) the purchase of, and making the Loans under, each 10% Senior Secured Promissory Note, executed by the Company in favor of each Purchaser, each of, Vita Licensing, Inc., a Delaware corporation and Wholly-owned Subsidiary of the Company, Orthovita International Services, Inc., a Pennsylvania corporation and a Wholly-owned Subsidiary of the Company, Partisyn Corp., a Delaware corporation and a Wholly-owned Subsidiary of the Company, and Vita Special Purpose Corp., a Delaware corporation and an indirect Subsidiary of the Company (each a “Guarantor” and collectively the “Guarantors”), hereby agree with LB I GROUP INC., as Collateral Agent, acting both on its own behalf as the Collateral Agent and as the agent for the Guaranteed Parties, as follows (with certain terms used herein being defined in Article 4):

ARTICLE 1

GUARANTY

Section 1.01 Guaranty of Payment and Performance. Each Guarantor hereby (a) guarantees to each Guaranteed Party the due and punctual payment, observance and performance of all Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 1.03, and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon written demand by the Collateral Agent or any Guaranteed Party.

Section 1.02 Limitation on Guaranty. It is the intention of the Guarantors and the Guaranteed Parties that the obligations of each Guarantor under the Guarantor Related Documents shall be in, but not in excess of, the maximum amount permitted by Applicable Law. To that end, but only to the extent such obligations would otherwise be void, voidable or otherwise unenforceable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that would not make such obligations void, voidable or otherwise unenforceable. Any such limitation shall be apportioned amongst the Guaranteed Obligations of the Guaranteed Parties pro rata in accordance with their respective amounts thereof. This Section 1.02 is intended solely to preserve the rights of the Guaranteed Parties under the Guarantor Related Documents to the maximum extent permitted by Applicable Law, and neither a Guarantor nor any other Person shall have any right under this Section 1.02 that it would not otherwise have under Applicable Law.

Section 1.03 Continuance and Acceleration of Guaranteed Obligations upon Certain Events. If:

(a) any Event of Default that the Note Purchase Agreement states is to result in the automatic acceleration of any Guaranteed Obligations shall occur;

(b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance of any Guaranteed Obligations that would otherwise be required or permitted under the Related Documents shall become effective; or

(c) any Guaranteed Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future Law or by order of any court or governmental agency) against the Credit Parties (other than in accordance with the terms thereof);

then (i) such Guaranteed Obligations shall, for all purposes of the Guarantor Related Documents, be deemed (A) in the case of clause (c), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Credit Parties and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the Default Rate and (ii) the Guaranteed Parties to which such Guaranteed Obligations are owing may, with respect to such Guaranteed Obligations, exercise all of the rights and remedies under the Guarantor Related Documents that would be available to them during an Event of Default.

Section 1.04 Recovered Payments. The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and each Guarantor’s obligations under the Guarantor Related Documents in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Company or any other guarantor, or out of the proceeds of any Collateral, is recovered from or paid over by or for the account of any Guaranteed Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by any Guaranteed Party (whether or not consented to by the Company, any Guarantor or any other guarantor) of any claim for any such recovery or payment over. Each Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable under the Guarantor Related Documents with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

Section 1.05 Evidence of Guaranteed Obligations. Entries made in good faith in the records of each Guaranteed Party shall be prima facie evidence of the Guaranteed Obligations owing to it and of all payments, observances and performances in respect thereof absent manifest error.

Section 1.06 Binding Nature of Certain Adjudications. Each Guarantor shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guaranteed Obligations, and by a judgment, award or decree entered therein.

Section 1.07 Nature of Guarantors’ Obligations. Each Guarantor’s obligations under this Agreement (a) are absolute and unconditional, (b) are unlimited in amount except as provided in Section 1.02, (c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Guaranteed Obligations and (f) shall be irrevocable.

Section 1.08 No Release of Guarantors. THE GUARANTEED OBLIGATIONS OF EACH GUARANTOR UNDER THIS AGREEMENT SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL ANY GUARANTOR BE DISCHARGED FROM SUCH GUARANTEED OBLIGATIONS, FOR ANY REASON WHATSOEVER (other than, subject to Section 1.04 and Section 1.12, the payment, observance and performance of the Guaranteed Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not such Guarantor shall have received notice thereof):

(a)(i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

(b)(i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;

(c)(i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any Collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

(d) any termination of or change in any relationship between any Guarantor and the other Credit Parties, including any such termination or change resulting from a change in the ownership of such Guarantor or the other Credit Parties or from the cessation of any commercial relationship between such Guarantor and the other Credit Parties;

(e) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Guaranteed Parties, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the Guaranteed Parties, including the foreclosure upon any real estate constituting Collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by the Guaranteed Parties in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code; and

(f) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF ANY GUARANTOR UNDER THIS AGREEMENT OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF ANY GUARANTOR THEREUNDER OR DISCHARGE SUCH GUARANTOR FROM ANY THEREOF.

Section 1.09 Certain Waivers. Each Guarantor waives:

(a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Company, any other Guarantor or any Collateral for the Guaranteed Obligations;

(b) all defenses to, and all setoffs, counterclaims and claims of recoupment against, the Guaranteed Obligations that may at any time be available to the Company or any other Guarantor;

(c)(i) notice of acceptance of and intention to rely on the Guarantor Related Documents, (ii) notice of the issuance of any Notes, the making or renewal of any Loans under the Note Purchase Agreement and of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in Section 1.08 and (iv) all other notices that may be required by Applicable Law or otherwise to preserve any rights against the Guarantors under this Agreement, including any notice of default, demand, dishonor, presentment and protest;

(d) diligence;

(e) any defense based upon, arising out of or in any way related to (i) any claim that any sale or other disposition of any Collateral for the Guaranteed Obligations was not conducted in a commercially reasonable fashion or that a public sale, should the Guaranteed Parties have elected to so proceed, was, in and of itself, not a commercially reasonable method of sale, (ii) any claim that any election of remedies by the Guaranteed Parties, including the exercise by the Guaranteed Parties of any rights against any Collateral, impaired, reduced, released or otherwise extinguished any right that a Guarantor might otherwise have had against the Company or any other guarantor or against any Collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 1.08 and (iv) any claim that the Guarantor Related Documents should be strictly construed against the Guaranteed Parties; and

(f) ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (f), BE AVAILABLE TO ANY GUARANTOR AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 1.10 Independent Credit Evaluation. Each Guarantor has independently, and without reliance on any information supplied by the Guaranteed Parties, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Credit Parties, and the Guaranteed Parties shall have no duty to advise the Guarantors of information at any time known to them regarding such financial condition or affairs.

Section 1.11 Release and Subordination of Rights Against the Company, Other Guarantors and Collateral. (a) All rights that any Guarantor may at any time have against the Company, any other Credit Party or any Collateral for the Guaranteed Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that the Company or any other Credit Party may at any time have to such Guarantor, arising by virtue of such Guarantor’s obligations under such Guarantor’s Related Documents, any payment made pursuant thereto or the exercise by the Guaranteed Parties of their rights with respect to the Collateral are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations. Each Guarantor hereby agrees not to enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 1.11 until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by any Guarantor (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 1.11, such amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties, not commingled with any of such Guarantor’s other funds and forthwith paid over to the Collateral Agent, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Obligations and the obligations of such Guarantor under the Guarantor Related Documents.

(b) Each Guarantor hereby agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, “claims” (as defined in Section 101(4) of the Bankruptcy Code) against the Company and any other Credit Party prior to the payment in full of all Guaranteed Obligations, whether arising under Applicable Law or otherwise, to which such Guarantor is or would at any time be entitled, including any such claims to which such Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement, provided, that the foregoing shall not prohibit any Guarantor from receiving, so long as no Event of Default is continuing, regularly scheduled payments from the Company or any other Credit Party in respect of any debts, liabilities or other Obligations owed to such Guarantor by the Company or such other Credit Party arising other than as a result of this Agreement or any payment made hereunder by any Guarantor.

Section 1.12 Payments by the Guarantors. (a) Time, Place and Manner. All payments due to any Guaranteed Party under this Agreement shall be made to the Collateral Agent at the Collateral Agent’s Office and distributed in accordance with Section12 of the Note Purchase Agreement.

(b) No Reductions. All payments due any Guaranteed Party under the Guarantor Related Documents shall be made by the Guarantors thereunder without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by such Guaranteed Party to the Guarantors, the Company or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

(c) Indemnified Taxes. (i) If any Indemnified Tax is required to be withheld or deducted from, or is otherwise payable by the Guarantors in connection with, any payment to any Guaranteed Party under the Guarantor Related Documents, each Guarantor (A) shall, if required, withhold or deduct the amount of such Indemnified Tax from such payment and, in any case, pay such Indemnified Tax to the appropriate taxing authority in accordance with Applicable Law and (B) shall pay to such Guaranteed Party such additional amounts as may be necessary so that the net amount received by such Guaranteed Party with respect to such payment, after withholding or deducting all Indemnified Taxes required to be withheld or deducted, is equal to the full amount payable under the Guarantor Related Documents. If any Indemnified Tax is withheld or deducted from, or is otherwise payable by the Guarantors in connection with, any payment payable to any Guaranteed Party under the Guarantor Related Documents, each Guarantor shall, as soon as possible after the date of such payment, furnish to such Guaranteed Party the original or a certified copy of a receipt for such Indemnified Tax from the applicable taxing authority. If any payment due to any Guaranteed Party under the Guarantor Related Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Indemnified Tax payable to any taxing authority, each Guarantor shall, within 30 days after any request from any Guaranteed Party, furnish to such Guaranteed Party a certificate from such taxing authority, or an opinion of counsel acceptable to such Guaranteed Party, in either case stating that no Indemnified Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by such Guarantor in connection with, such payment.

(ii) Each Guarantor shall, promptly upon request by any Guaranteed Party for the payment thereof, but subject to Section 1.12(c)(iii), pay to such Guaranteed Party (A) all Taxes payable by such Guaranteed Party with respect to any payment due to such Guaranteed Party under the Guarantor Related Documents and (B) all Taxes payable by such Guaranteed Party as a result of payments made by such Guarantor (whether made to a taxing authority or to such Guaranteed Party) pursuant to this Section 1.12(c)(ii).

If any Guaranteed Party, in its sole discretion, determines that it has received a refund of any Indemnified Taxes or with respect to which any Guarantor has paid additional amounts pursuant to Section 1.12(c)(i), it shall pay to such Guarantor an amount equal to such refund (but only to the extent of the Indemnified Taxes or additional amounts paid by such Guarantor under Section 1.12(c)(i) with respect to the Indemnified Taxes giving rise to such refund); provided that such Guarantor upon the request of the Collateral Agent or such Guaranteed Party, agrees to repay the amount paid over to such Guarantor to the Collateral Agent or such Guaranteed Party if the Collateral Agent or such Guaranteed Party is required to repay such refund to such taxing authority.

(iii) Notwithstanding anything to the contrary contained herein, each Guarantor shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to Section 1.12(c)(i) to any Guaranteed Party (i) except to the extent such Taxes are required to be withheld as a result of (A) in the case of a Person that is a Guaranteed Party on the date hereof, a Change of Law after the date hereof and (B) in the case of a Person that becomes a Guaranteed Party after the date hereof, a Change of Law after such Person becomes a Guaranteed Party, (ii) to the extent such withholding is required because such Guaranteed Party has failed (A) to submit any form or certificate that it is entitled to so submit under Applicable Law or, (B) in the case of a Guaranteed Party that is a Non-US Guaranteed Party, to cause its Notes to be issued as Registered Notes or (iii) in the case of a Person that becomes a Guaranteed Party after the date hereof, except to the extent such additional amount would have been payable had such Person not become a Guaranteed Party.

(d) Authorization to Charge Accounts. Each Guarantor hereby authorizes each Guaranteed Party, if and to the extent any amount payable by such Guarantor under this Agreement (whether payable to such Guaranteed Party or to any other Guaranteed Party) is not otherwise paid when due, to charge such amount, to the fullest extent permitted by Applicable Law, against any or all of the accounts of such Guarantor with such Guaranteed Party or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with such Guarantor remaining liable for any deficiency.

(e) Extension of Payment Dates. Whenever any payment to any Guaranteed Party under the Guarantor Related Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment under the Guarantor Related Documents is due is extended (whether by operation of any Guarantor Related Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

ARTICLE 2

CERTAIN REPRESENTATIONS AND WARRANTIES; COVENANTS

Each Guarantor represents and warrants as follows:

Section 2.01 Organization; Power; Qualification; Compliance with Laws. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. Each Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and/or the other Related Documents to which it is a party, and to perform the provisions hereof and thereof.

Section 2.02 Authorization. This Agreement and the other Related Documents have been duly authorized by all necessary corporate action on the part of each Guarantor signatory thereto.

Section 2.03 Required Consents. No approval, consent, exemption, authorization, or other action by, and no notice to or filing with, any Governmental Authority or any other third party is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Guarantor of this Agreement or any other Guarantor Related Document or Related Document, (b) the grant by any Guarantor of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Collateral Agent or any Purchaser of its rights under the Guarantor Related Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 2.03, all of which have been duly obtained, taken, given or made and are in full force and effect (other than as set forth on such Schedule 2.03).

Section 2.04 Enforceability. This Agreement has been, and each other Guarantor Related Document to which any Guarantor is a party when delivered hereunder will have been, duly executed and delivered by such Guarantor. This Agreement is, and each other Guarantor Related Document to which such Guarantor is a party when delivered hereunder will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 2.05 Economic Benefits; Solvency; Balance Sheet Debts. (a) The execution and delivery by the Collateral Agent and the Purchasers of the Note Purchase Agreement, and the extensions of credit by the Purchasers, thereunder, constitute substantial indirect economic benefit to the Guarantors.

(b) The guarantee by each Guarantor of the Guaranteed Obligations and the incurrence by it of its other obligations under the Guarantor Related Documents (with the amounts thereof being determined without giving effect to Section 1.02) will not render such Guarantor insolvent or unable to pay its debts as they mature or leave such Guarantor with unreasonably small capital, with “insolvency”, “inability to pay debts”, and “unreasonably small capital” being determined under Applicable Law.

(c) Each Guarantor does not intend to incur Indebtedness, including those under the Guarantor Related Documents, that would be beyond its ability to pay as such Indebtedness mature.

Section 2.06 New Guarantors. To the extent required under Section 7.7 of the Note Purchase Agreement and except as otherwise provided in the Note Purchase Agreement, if a Guarantor shall at any time form or acquire any new Subsidiary which is not a Guarantor hereunder, such new Subsidiary shall promptly deliver to the Guaranteed Parties a supplement to this Agreement, substantially in the form of Exhibit A to this Agreement, duly completed and executed.

Section 2.07 Compliance with the Note Purchase Agreement. Each Guarantor makes with respect to itself, each representation and warranty with respect to such Guarantor made by the Company in the Note Purchase Agreement, and undertakes to comply with each of the covenants contained in the Note Purchase Agreement as to which the Company has agreed to cause its compliance.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. All notices and communications provided for hereunder shall be given in accordance with the Note Purchase Agreement.

(b) Electronic Communications. Each notice and communication and any material to be given or delivered pursuant to the this Agreement shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number, and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered.

(c) Change of Address, Etc. Each Guarantor and the Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Guaranteed Party may change its address, telecopier or telephone number for notices and other communications hereunder by notice to each Guarantor and the Collateral Agent. In addition, each Guaranteed Party agrees to notify the Collateral Agent from time to time to ensure that the Collateral Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Guaranteed Party.

(d) Reliance by Guaranteed Parties. The Guaranteed Parties shall be entitled to rely and act upon any notices believed by them to be genuine and signed or sent by any Guarantor. All telephonic notices to and other telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 3.02 No Waiver; Rights Cumulative. No failure by any Guaranteed Party to exercise, and no delay by any such Guaranteed Party in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Guarantor Related Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 3.03 Costs and Expenses; Indemnification. (a) The Company shall pay (a) all fees due upon Closing under the Term Sheet; (b) 50% of all reasonable costs and expenses (including reasonable attorneys’ fees of Pillsbury Winthrop Shaw Pittman LLP, special counsel to certain of the Purchasers) incurred by the Purchasers in connection with the transactions contemplated hereby (subject to a maximum of $125,000 obligation of the Company with respect to such transactions), (c) all reasonable costs and expenses (including reasonable attorneys’ fees of a single law firm) incurred by the Collateral Agent or any Purchaser in connection with any amendments, waivers or consents under or in respect of this Agreement, any other Related Document including the Notes (whether or not such amendment, waiver or consent becomes effective), (d) the reasonable costs and expenses incurred by the Collateral Agent or any Purchaser in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Purchaser (including reasonable attorneys’ fees for all such holders), and (e) the reasonable costs and expenses incurred by the Collateral Agent or any Purchaser, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary. The Company will pay, and will save each Purchaser and each other Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by a Purchaser).

(b) Each Guarantor further agrees to defend, protect, indemnify, and hold harmless the Collateral Agent and each and all of the Guaranteed Parties, each of their respective Affiliates and their respective officers, directors, employees, attorneys and agents (collectively, the “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, any other Related Documents, or any transaction contemplated hereby or thereby (collectively, the “Indemnified Matters”); provided, however, that such Guarantor shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from (a) a dispute among the Guaranteed Parties or a dispute between any Guaranteed Party and the Collateral Agent, or (b) the willful misconduct or gross negligence of such Indemnitee. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates of any law or public policy, such Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Section 3.03(b) shall survive the full payment of the Guaranteed Obligations and the termination of this Agreement or any other Related Document.

Section 3.04 Amounts Payable Due upon Request for Payment. All amounts payable by each Guarantor under Section 3.03 shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

Section 3.05 Remedies of the Essence. The various rights and remedies of the Guaranteed Parties hereunder are of the essence of this Agreement, and the Guaranteed Parties shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

Section 3.06 Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Guarantor to any Guaranteed Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.07 Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, and any right under the Guarantor Related Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Collateral Agent, the Required Holders, in the case of an amendment, by each Guarantor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 3.08 Set-Off; Suspension of Payment and Performance. Each Guaranteed Party is hereby authorized by the Guarantors, at any time and from time to time, without notice, during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Guarantors hereunder (whether owing to such Guaranteed Party or to any other Guaranteed Party and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Guaranteed Party or any of its Affiliates to the Guarantors (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States).

Section 3.09 Assignments and Participations. (a) Assignments. (i) No Guarantor may assign any of its rights or obligations under the Guarantor Related Documents without the prior written consent of the Collateral Agent, and no assignment of any such obligation shall release such Guarantor therefrom unless the Collateral Agent shall have consented to such release in a writing specifically referring to the obligation from which such Guarantor is to be released.

(ii) Subject to the relevant underlying document giving rise to such Guaranteed Obligations, each Guaranteed Party may, in connection with any assignment to any Person of any or all of the Guaranteed Obligations owing to it or its commitment under such document, assign to such Person any or all of its rights and obligations under this Agreement without the consent of any Guarantor or any other Guaranteed Party. Any such assignment of any such obligation shall release the Guaranteed Party therefrom.

(b) Rights of Assignees and Participants. Each assignee of, and each holder of a participation in, the rights of any Guaranteed Party, if and to the extent the applicable assignment or participation agreement so provides, shall, with respect to its assignment or participation, be entitled to all of the rights of a Guaranteed Party as provided in such underlying document.

Section 3.10 Successor Collateral Agents. Upon the acceptance by any Person of its appointment as a successor Collateral Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Collateral Agent under the Guarantor Related Documents and the retiring Collateral Agent, upon payment of the retiring Collateral Agent’s fees and expenses, shall be discharged from its duties and obligations as Collateral Agent thereunder.

Section 3.11 Jurisdiction, Etc. Any judicial proceeding brought against any Guarantor with respect to any Related Document Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, each Guarantor (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Related Document Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 3.01, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Collateral Agent, any Guaranteed Party or any other Indemnified Party to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent, any Guaranteed Party or any other Indemnified Party to bring proceedings against such Guarantor in the courts of any other jurisdiction. Any judicial proceeding by any Guarantor against the Collateral Agent or any Guaranteed Party involving any Related Document Claim shall be brought only in a court located in, in the case of the Collateral Agent, the City and State of New York and, in the case of any Guaranteed Party, the jurisdiction in which such Guaranteed Party’s principal United States office is located.

Section 3.12 Governing Law. This Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by, and construed in accordance with, the law of the State of New York.

Section 3.13 Waiver of Jury Trial. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Related Document or the transactions contemplated thereby.

Section 3.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 3.15 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Guarantor Related Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Guaranteed Party, regardless of any investigation made by such Guaranteed Party or on their behalf and notwithstanding that such Guaranteed Party may have had notice or knowledge of any Default at the time of the making of any Loan, and shall continue in full force and effect as long as any Note or any other Guaranteed Obligation hereunder shall remain unpaid or unsatisfied.

Section 3.16 Severability. If any provision of this Agreement or the other Guarantor Related Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Guarantor Related Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.17 Entire Agreement. This Agreement embodies the entire agreement among the Guarantors and the Guaranteed Parties relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 3.18 Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the Guarantors and the Guaranteed Parties and their respective successors and permitted assigns.

Section 3.19 Delivery of Opinions Authorized. Each Guarantor hereby acknowledges and agrees that each Person that has rendered or may render an opinion, report or similar communication, including legal opinions and accountant’s reports, to any Person in connection with the Guarantor Related Documents, has been and is hereby authorized and directed to so deliver such opinion, report or communication.

Section 3.20 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.21 Consequential Damages. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 3.22 No Discretion. In any circumstance where the Collateral Agent is required to exercise discretion, approve documentation or distribute proceeds under any Related Document, the Collateral Agent may, at its option, seek to obtain instructions or directions with respect to such action. If the Collateral Agent so elects, then it may refrain from taking such action until such directions or instructions are received from the Required Holders and shall have no liability to the Guaranteed Parties or Guarantors for so refraining. In no case shall the Collateral Agent be obligated to expend or risk its own funds or otherwise to incur any financial liability in the performance of its duties hereunder.

Section 3.23 Note Purchase Agreement Shall Control. The Collateral Agent shall have the rights, benefits, privileges and protections as set forth in the Note Purchase Agreement. In the case of any conflict between this Agreement and the Note Purchase Agreement in respect thereof, the Note Purchase Agreement shall control.

ARTICLE 4

INTERPRETATION

Section 4.01 Definitional Provisions. (a) Certain Terms Defined by Reference. Except in the case of “Representation and Warranty” and as otherwise specified herein, all terms defined in the Note Purchase Agreement and the Security Agreement, are used herein with the meanings therein ascribed to them.

(b) Other Defined Terms. For purposes of this Agreement:

“Agreement” means this Subsidiary Guaranty Agreement, including all schedules, annexes and exhibits hereto.

“Applicable Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Change of Law”: shall have the meaning set forth in the Note Purchase Agreement.

“Collateral Agent’s Office”: shall have the meaning set forth in the Note Purchase Agreement.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” means all advances to, and debts, liabilities, obligations, representations, warranties, covenants and duties of, any Credit Party owing to, or in favor or for the benefit of, the Guaranteed Parties arising under any Related Document, or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or similar laws affecting creditors’ rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Guaranteed Parties” mean, collectively, the Collateral Agent and the other Persons, that the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Guarantor” shall have the meaning set forth in the recitals to this Agreement.

“Guarantor’s Organizational Documents” means, with respect to any Guarantor that is, (a) a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) a limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Guarantor Related Documents” means, with respect to each Guarantor, the Related Documents to which such Guarantor is a party.

“Indemnified Taxes” means any Taxes other than franchising taxes, Taxes or other charges related to the general authority of each Purchaser or its Lending Office to do business or Taxes on the overall net income or capital of such Purchaser or its Lending Office, in each case imposed by the jurisdiction where such Purchaser is incorporated (or any political subdivision thereof) or where it is managed or controlled or where its Lending Office is located or does business (other than solely by reason of the making of Loans or the maintaining or its Commitment under the Note Purchase Agreement).

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Non-US Guaranteed Party” means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

“Purchaser” means a purchaser of any Note issued under, and as defined in the Senior Note Purchase Agreement.

“Related Documents” means, collectively, this Agreement, the Note Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Collateral Documents, the GECC Payoff Letter and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

“Related Document Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, the Related Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Maturity Date of the Notes.

“Representation and Warranty” means each representation or warranty made pursuant to or under (i) Article 2 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF A GUARANTOR.

“Security Agreement” means, that certain Security Agreement dated as of July 30, 2007, among the Pledgors named therein, and the Collateral Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Section 4.02 Other Interpretive Provisions. With reference to this Agreement and each other Guarantor Related Document, unless otherwise specified herein or in such other Guarantor Related Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Related Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Related Document, shall be construed to refer to such Related Document in its entirety and not to any particular provision thereof, (iv) all references in a Related Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Related Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Related Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Related Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guaranty Agreement to be executed by their duly authorized officers all as of the date hereof.

VITA LICENSING, INC.,
as Guarantor

By	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President

Subsidiary Guaranty Agreement

ORTHOVITA INTERNATIONAL SERVICES, INC.,
as Guarantor

By	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President

Subsidiary Guaranty Agreement

PARTISYN CORP.,
as Guarantor

By	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President

Subsidiary Guaranty Agreement

7

VITA SPECIAL PURPOSE CORP.,
as Guarantor

By	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President

Subsidiary Guaranty Agreement

LB I GROUP INC.,
solely in its capacity as Collateral Agent and agent for the Guaranteed Parties

By	/s/ Jeffrey A. Ferrell
Name:	Jeffrey A. Ferrell
Title:	Vice President

Subsidiary Guaranty Agreement

Exhibit A

FORM OF GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT, dated as of                  , 20     (this “Supplement”), made by the entity that is signatory hereto (the “New Guarantor”), in favor of LB I Group Inc. (the “Collateral Agent”) under the Note Purchase Agreement (as defined in the Guaranty referred to below)

(a) Reference is hereby made to that certain Subsidiary Guaranty, dated as of July 30, 2007, made by the Guarantors in favor of the Collateral Agent (as amended, supplemented or otherwise modified as of the date hereof, the “Guaranty”). Terms defined in the Guaranty are used herein as therein defined.

(b) The New Guarantor hereby confirms and reaffirms its guarantee of the due and punctual payment, observance and performance of all Guaranteed Obligations to the Guaranteed Parties under the Guaranty. From and after the date of this Supplement, as used in the Guaranty as supplemented by this Supplement and for all purposes of the Guaranty as so supplemented, “Guarantor” shall be deemed to include the New Guarantor.

(c) The New Guarantor hereby represents and warrants that the representations and warranties contained in Article 2 of the Guaranty are true and correct on the date of this Supplement with references to the “Guarantor” therein to include the New Guarantor, and with references to the Guaranty to mean the Guaranty as supplemented hereby.

(d) This Supplement is supplemental to the Guaranty, forms a part thereof and is subject to the terms thereof. This Supplement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of the date first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title: